SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


              Date of report (Date of earliest event reported):
                            January 31, 1995

                  KANSAS CITY SOUTHERN INDUSTRIES. INC.
      (Exact name of registrant as specified in its charter)



    DELAWARE                  1-4717              44-0663509
(State or other juris-   (Commission file       (IRS Employer
diction of incorporation)     number)       Identification number)

           114 West 11th Street, Kansas City, Missouri  64105
             (Address of principal executive offices)  (Zip Code)

           Reqistrant's telephone number, including area code:
                             (816) 556-0303

                                   N/A
      (Former name or former address if changed since last report)

Item 2. Acquisition or Disposition of Assets

On January 31, 1995, Kansas City Southern Industries, Inc.'s ("the Registrant's") wholly owned subsidiary, DST Systems, Inc. ("DST") together with Kemper Financial Services, Inc. ("Kemper") closed the previously disclosed sale of all of the outstanding Capital Stock of IFTC Holdings, Inc. ("Holdings"), to State Street Boston Corporation ("State Street"). Prior to closing of the transaction, DST and Kemper each owned 50% of Holdings, which wholly owns Investors Fiduciary Trust Company ("IFTC"). The closing was completed in accordance with a definitive agreement ("the Agreement", which was previously filed with the Securities and Exchange Commission as exhibit
10.1 to the Registrant's Form 10-Q for the period ended September 30, 1994, File No. 1-4717,) entered into on September 27, 1994 between DST, Kemper and State Street. Mr. A. Edward Allinson, a director of the Registrant, is an Executive Vice President of State Street Boston Corporation.

Under the Agreement, State Street was to issue approximately 5.6 million shares of its common stock to DST and Kemper in exchange for all of the outstanding stock of Holdings. The actual amount of State Street shares received upon closing was dependent upon a formula set forth in the definitive agreement. Accordingly, on the date of closing, State Street issued 5,972,222 shares of its stock, of which DST received 2,986,111 shares. DST will recognize a gain on sale of an equity investment and after consideration of appropriate tax effects will record a net book gain of $4.8 million in first quarter 1995.

The press release of the Registrant dated January 31, 1995 is filed herewith as Exhibit 99.1



Item 7.  Financial Statements and Exhibits



  (a)   Financial Statements of Businesses Acquired.
        Not Applicable.

  (b)   Pro Forma Financial Information.
        The following unaudited pro forma financial statements give effect to the disposition of Holdings and its wholly owned subsidiary IFTC as of September 30, 1994 for balance sheet purposes; January 1, 1994 for income statement purposes covering the nine months ended September 30, 1994; and January 1, 1993 for income statement purposes covering the year ended December 31, 1993, after giving effect to the pro forma adjustments described in the accompanying notes. The pro forma financial information is based on, and should be read in conjunction with, the historical financial statements and notes related thereto of the Registrant, which are on file with the Securities and Exchange Commission (File No. 1-4717).

  (c)   Exhibits.

          Exhibit No.              Document

          (99)           Additional Exhibits

          99.1           Press Release, dated January 31, 1995





SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                       Kansas City Southern Industries, Inc.


Date:  February 9, 1995      By:    /s/ Louis G. Van Horn

                             Louis G. Van Horn
                             Comptroller
                             (Principal Accounting Officer)





Exhibit Index


Exhibit No.                     Document                Page No.


  99.1            Press Release, dated January 31, 1995     7

The following summarizes selected pro forma financial information of the Registrant assuming the disposition of IFTC Holdings, Inc. had been completed on September 30, 1994.

                 Kansas City Southern Industries, Inc.
             Pro Forma Consolidated Condensed Balance Sheet
                         September 30, 1994
                       (Dollars in Millions)
                            (Unaudited)

                                                 Pro Forma
                               Registrant       Adjustments         Pro
                               Historical    Debit      Credit     Forma

ASSETS
Current Assets:
  Cash and equivalents          $   29.1   $            $          $   29.1
  Accounts receivable, net         216.2                              216.2
  Inventories                       52.0                               52.0
  Other current assets              81.2                               81.2
    Total current assets           378.5                              378.5

Investments (Held for
  operating purposes)              210.1      39.7(1)                 249.8

Properties (net of $637.9
  accumulated depreciation
  and amortization)              1,359.3                            1,359.3

Other Assets                       174.5                              174.5

  Total Assets                  $2,122.4   $  39.7      $          $2,162.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Debt due within one year      $   57.5   $            $          $   57.5
  Accounts and wages payable        91.9                               91.9
  Other accrued and
    current liabilities            144.6                              144.6
    Total current liabilities      294.0                              294.0

Other Liabilities:
  Long-term debt                   855.5                              855.5
  Deferred income taxes            209.8                   34.9(4)    244.7
  Other deferred credits            99.8                               99.8
    Total other liabilities      1,165.1                   34.9     1,200.0

Minority Interest                    9.8                                9.8

Stockholders' Equity:
  Preferred stock                    7.1                                7.1
  Common stock                        .4                                 .4
  Capital surplus                  338.8                              338.8
  Retained earnings                516.7                     4.8(1)   521.5
  Shares held in trust            (200.0)                            (200.0)
  ESOP debt guarantee               (9.5)                              (9.5)
    Total stockholders' equity     653.5                     4.8      658.3
    Total liabilities and
      stockholders' equity      $2,122.4   $            $   39.7   $2,162.1

See notes to pro forma condensed financial statements.

The following summarizes selected pro forma financial information of the Registrant assuming the disposition of IFTC Holdings, Inc. had been completed on January 1, 1994.

                  Kansas City Southern Industries, Inc.
          Pro Forma Consolidated Condensed Statement of Income
                  Nine Months Ended September 30, 1994
              (Dollars in Millions, Except per Share Data)
                               (Unaudited)

                                              Pro Forma
                             Registrant      Adjustments           Pro
                             Historical    Debit      Credit      Forma
Sales and revenues             $ 805.7    $          $   1.3 (3) $  807.0
Costs and expenses               633.8                              633.8

Income from Operations           171.9                   1.3        173.2

Equity in net earnings of
   unconsolidated affiliates      17.9        4.5(2)                 13.4
Interest expense                 (39.7)                             (39.7)

Pretax income                    150.1        4.5        1.3        146.9
Income tax provision              56.1                    .2 (4)     55.9

Income before minority interest   94.0        4.5        1.5         91.0
Minority interest                  6.0                                6.0

Net Income                     $  88.0    $   4.5    $   1.5     $   85.0

Primary Earnings per Common Share:
   (based upon weighted average shares
   outstanding of 45,112,000)  $  1.95                           $   1.88







See notes to pro forma condensed financial statements.

The following summarizes selected pro forma financial information of the Registrant assuming the disposition of IFTC Holdings, Inc. had been completed on January 1, 1993.

                  Kansas City Southern Industries, Inc.
          Pro Forma Consolidated Condensed Statement of Income
                      Year Ended December 31, 1993
              (Dollars in Millions, Except per Share Data)
                               (Unaudited)

                                                 Pro Forma
                                Registrant      Adjustments             Pro
                                Historical    Debit     Credit         Forma
Sales and revenues                $ 961.1   $         $   1.5(3)     $ 962.6
Costs and expenses                  749.0                              749.0

Income from Operations              212.1                 1.5          213.6

Equity in net earnings of
   unconsolidated affiliates         14.1       4.8(2)                  9.3
Interest expense                    (51.2)                            (51.2)

Pretax income                       175.0       4.8       1.5         171.7
Income tax provision                 69.0                  .2(4)       68.8


Income before minority interest     106.0       4.8       1.7         102.9
Minority interest                     9.0                               9.0

Net Income before Cumulative
   effect of Accounting Changes   $  97.0   $   4.8   $   1.7       $  93.9

Primary Earnings per Common Share:
   (based upon weighted average shares
   outstanding of 44,728,000) from
   ongoing operations before
   cumulative effect of accounting
   changes                        $  2.16                           $  2.10







See notes to pro forma condensed financial statements.

                  Kansas City Southern Industries, Inc.
            Notes to Pro Forma Condensed Financial Statements


Note 1:  Exchange of Investment in IFTC for State Street Stock

Pursuant to a definitive agreement, the Registrant's wholly-owned subsidiary, DST, exchanged its 50% interest in IFTC Holdings, Inc. ("Holdings") and its wholly-owned subsidiary Investors Fiduciary Trust Company ("IFTC") for 2,986,111 shares of Common stock of State Street Boston Corporation ("State Street"). As a result of this transaction, DST increased its investment book basis to the total amount of fair value of the State Street shares received at the date of closing. Upon closing of the transaction, DST increased its book investment basis and recorded a gain on the sale of an equity investment of $39.7 million. In addition, as a result of the book/tax basis difference arising from the exchange of an equity investment to a cost basis investment and the Registrant's consistent tax policy of not providing deferred tax on unremitted earnings of unconsolidated affiliates prior to January 1, 1993 as those earnings had been reinvested, adjustments were required to record deferred income taxes of $34.9 million, thereby resulting in a one-time net gain on the transaction of $4.8 million, which will be recorded in first quarter 1995.

The attached pro forma condensed income statements for the year ended December 31, 1993 and the nine months ended September 30, 1994 exclude the effect of the one-time gain discussed above.


Note 2:  Elimination of Equity in IFTC Earnings

Assuming the IFTC transaction would have occurred on January 1, 1993 or January 1, 1994, DST would not have recorded equity in earnings for the year ended December 31, 1993 or the nine months ended September 30, 1994.


Note 3:  State Street Dividends

Assuming the IFTC transaction would have occurred on January 1, 1993 or January 1, 1994, DST would have received normal quarterly cash dividends from State Street on the shares received at closing. These dividends amounted to $.50 and $.43 per share of State Street Common stock for the year ended December 31, 1993 and nine months ended September 30, 1994, respectively.


Note 4.  Tax Impact

The pro forma tax effect of the IFTC transaction includes a combination of:
(a) income tax provisions for the dividend income received on the State Street Common stock and; (b) the elimination of the income tax provision for recognition of equity in earnings of IFTC.